Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND IS PURCHASING IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO RYERSON TULL, INC. (THE “ISSUER”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A OR (D) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(B) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(B) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED NOVEMBER 10, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

RYERSON TULL, INC.

3.50% CONVERTIBLE SENIOR NOTE DUE 2024

No. 1	CUSIP: 78375P AC 1

Ryerson Tull, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co. or its registered assigns, the Principal Amount of One Hundred Forty Five Million Dollars ($145,000,000) or such amount as is indicated in the records of the Trustee and the Depositary on November 1, 2024, and to pay interest thereon from November 10, 2004 or from the most recent Interest Payment Date to which Interest has been paid or duly provided for, on May 1 and November 1 of each year (each, an “Interest Payment Date”), commencing on May 1, 2005, at the rate of 3.50% per annum, until the Principal Amount is paid or made available for payment at November 1, 2024 or upon acceleration, or until such date on which the Notes are converted or repurchased as provided herein, and at the rate of 3.50% per annum on any overdue principal and on any overdue installment of Interest. Except as otherwise provided herein or in the Indenture, the Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which will be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date. The Company shall pay Interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on Notes with an aggregate Principal Amount in excess of $2,000,000) (provided that at the Stated Maturity Interest payable on this Note will be payable with the Principal Amount at the Company’s office or agency in New York City) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash or a combination of cash and Common Stock, as the case may be, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

RYERSON TULL, INC.

By:

November 10, 2004

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

RYERSON TULL, INC.

3.50% CONVERTIBLE SENIOR NOTE DUE 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.50% Convertible Senior Notes due 2024 (herein called the “Notes”), limited in aggregate Principal Amount to $145,000,000 (or up to $175,000,000 if the Initial Purchasers exercise their option in full), issued and to be issued under and pursuant to an Indenture dated as of November 10, 2004 (herein called the “Indenture”), among the Company, Ryerson Tull Procurement Corporation (the “Subsidiary Guarantor” which term includes any successor corporation under the Indenture) and The Bank of New York Trust Company, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantor and the holders of the Notes.

The payment by the Company of the principal of and interest on the Notes is fully and unconditionally guaranteed by the Subsidiary Guarantor on a senior unsecured basis pursuant to the terms of the Indenture.

In case an Event of Default shall have occurred and be continuing, the Principal Amount of and accrued Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate Principal Amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company, the Subsidiary Guarantor and the Trustee, with the consent of the holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes, subject to the exceptions set forth in Section 11.02 of the Indenture. Subject to the provisions of the Indenture, the holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences, subject to the exceptions set forth in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or the Subsidiary Guarantor, which are absolute and unconditional, to pay the Principal Amount of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without interest coupons, in denominations of $1,000 Principal Amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate Principal Amount of Notes of any other authorized denominations.

At any time on or after November 5, 2009, the Notes may be redeemed at the option of the Company, in whole or in part, in cash upon mailing a notice of such redemption not less than 20 calendar days but not more than 60 calendar days before the Redemption Date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the Principal Amount of notes being redeemed plus accrued and unpaid Interest to, but not including, the Redemption Date; provided that if the applicable Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, Interest will be paid on the Redemption Date to the holder on the applicable record date. In no event will any Security be redeemable at the option of the Company before November 5, 2009. The Company may not give notice of any redemption of the Notes if a default in the payment of Interest on the Notes has occurred and is continuing.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Fundamental Change occurs at any time prior to maturity of the Notes, the holders will have the right to require the Company to repurchase all or any portion of the Notes on a Fundamental Change Repurchase Date specified by the Company, which shall be no later than 30 calendar days after notice thereof, in integral multiples of $1,000 Principal Amount at a Fundamental Change Repurchase Price equal to 100% of the Principal Amount thereof, together with accrued Interest to, but not including, the Fundamental Change Repurchase Date; provided that if the applicable Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for repurchase on such date. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th calendar day after the occurrence of such Fundamental Change. To exercise such right, a holder must deliver to the Paying Agent such Notes with the form entitled “Form of Fundamental Change Repurchase Election” on the reverse thereof duly completed, together with such Notes, duly endorsed for transfer (or if such Notes are Global Notes, book-entry transfer of such Notes) at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Subject to the terms and conditions of the Indenture, the holders will have the right to require the Company to repurchase all or any portion of the Notes on November 1, 2009, November 1, 2014 and November 1, 2019 in integral multiples of $1,000 Principal Amount at a

Company Repurchase Price of 100% of the Principal Amount, plus any accrued and unpaid Interest on such Note to, but not including, the Company Repurchase Date; provided that the Interest payable on the applicable Company Repurchase Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for repurchase on such date. To exercise such right, a holder must deliver to the Paying Agent such Notes with the form entitled “Form of Company Repurchase Election” on the reverse thereof duly completed, together with such Notes, duly endorsed for transfer (or if such Notes are Global Notes, book-entry transfer of such Notes) at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to such Company Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding the Company Repurchase Date.

The Company Repurchase Price to be paid on any of November 1, 2009, November 1, 2014 and November 1, 2019 and the Fundamental Change Repurchase Price to be paid on any Fundamental Change Repurchase Date shall be paid in cash, subject to the terms and conditions of the Indenture.

Holders have the right to withdraw any Repurchase Election by delivering to the Paying Agent a written notice of withdrawal up to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, all as provided in the Indenture.

If on the Repurchase Date money sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of any Repurchase Date is deposited with the Paying Agent, then on and after such Repurchase Date, Interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, on or prior to the Trading Day preceding the Stated Maturity, the holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into 46.7880 shares of Common Stock (a Conversion Price of approximately $21.37 per share) as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note (in certificated form) with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office together with any funds required pursuant to the terms of the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture. In order to exercise the conversion right with respect to any interest in a Global Note, the holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required pursuant to the terms of the Indenture. Upon conversion, the Company will deliver cash equal to the lesser of the aggregate principal amount of Notes being converted and the Conversion Value, and shares of Common Stock in respect of the remainder, if any, of the Conversion Value.

If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.

In addition, following certain corporate transactions as set forth in Section 15.01(b) of the Indenture that occur prior to November 1, 2009 and that also constitute a Fundamental Change, a Noteholder who elects to convert its Notes in connection with such corporate transaction will be entitled to receive Additional Shares of Common Stock upon conversion in certain circumstances.

No adjustment in respect of Interest on any Note converted (other than the payment of Additional Interest, if any) or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from 5:00 p.m., New York City time, on any record date for the payment of Interest to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the Principal Amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a record date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a record date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate Principal Amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Subsidiary Guarantor, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the Principal Amount of or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Subsidiary Guarantor in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or the Subsidiary Guarantor or of any successor corporation, either directly or through the Company or the Subsidiary Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -___ Custodian ___
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ____________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF

CONVERSION NOTICE

TO:	RYERSON TULL, INC.
2621 West 15th Place
Chicago, IL 60608

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 Principal Amount or a multiple thereof) below designated, into Common Stock of Ryerson Tull, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the funds in payment of the lesser of the aggregate principal amount of the Notes being converted and the Conversion Value, together with any funds in payment of fractional shares, if any, any shares issuable and deliverable payable upon such conversion and any Notes representing any unconverted Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If funds, shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal Amount to be converted
(if less than all):

$
Social Security or Other Taxpayer
Identification Number:

FORM OF

FUNDAMENTAL CHANGE REPURCHASE ELECTION

TO:	RYERSON TULL, INC.
2621 West 15th Place
Chicago, IL 60608

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Ryerson Tull, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire Principal Amount of this Note, or the portion thereof (which is $1,000 Principal Amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of the entire Principal Amount or portion thereof, together with accrued Interest to, but not including, the Fundamental Change Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal Amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

FORM OF

COMPANY REPURCHASE ELECTION

TO:	RYERSON TULL, INC.
2621 West 15th Place
Chicago, IL 60608

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Ryerson Tull, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire Principal Amount of this Note, or the portion thereof (which is $1,000 Principal Amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at a price of 100% of the entire Principal Amount or portion thereof, together with accrued Interest to, but not including, the Company Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal Amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                                               hereby sell(s) assign(s) and transfer(s) unto                                               (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                                           attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Note is being transferred:

☐	To Ryerson Tull, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to Ryerson Tull, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Fundamental Change Repurchase Election, the Company Repurchase Election or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.